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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                          McDERMOTT INTERNATIONAL, INC.
                         (as amended to March 7, 2002 )


                                    ARTICLE I
                            Meetings of Stockholders

         Section 1. The annual and any special meetings of the stockholders shall be held on the date and at the time and place designated in the notice of such meetings or in a duly executed waiver of notice thereof.

         Section 2. A special meeting of the stockholders may be held at any time upon the call of the Chief Executive Officer or by order of the Board of Directors.

         Section 3. Whether or not a quorum is present at any stockholders' meeting, the meeting may be adjourned from time to time by the vote of the holders of a majority of the voting power of the shares of the outstanding capital stock of the Company present in person or represented by proxy at the meeting, as they shall determine.

         Section 4. Holders of a majority of the voting power of the shares of the outstanding capital stock of the Company entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of all business at any meeting of the stockholders.

         Section 5. In all matters arising at stockholders' meetings, a majority of the voting power of the shares of the outstanding capital stock of the Company present in person or represented by proxy at the meeting shall be necessary and sufficient for the transaction of any business, except where some larger percentage is affirmatively required by law or by the certificate of incorporation.

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         Section 6. At any meeting of stockholders, the chairman of the meeting may appoint two inspectors who shall subscribe an oath or affirmation to execute faithfully the duties of inspectors with strict impartiality and according to the best of their ability, to canvass the votes on any matter and make and sign a certificate of the result thereof. No candidate for the office of director shall be appointed as such inspector with respect to the election of directors. Such inspectors shall be appointed upon the request of the holders of ten percent (10%) or more of the voting power of the shares of the outstanding capital stock of the Company present and entitled to vote on such matter.

         Section 7. All elections of directors shall be by ballot. The chairman of the meeting may cause a vote by ballot to be taken upon any other matter, and such vote by ballot shall be taken upon the request of the holders of ten percent (10%) or more of the voting power of the shares of the outstanding capital stock of the Company present and entitled to vote on such matter.

         Section 8. The meetings of the stockholders shall be presided over by the Chief Executive Officer, or if he is absent or unable to preside, by the Chairman and if neither the Chief Executive Officer nor the Chairman is present or able to preside, then by a Vice Chairman; if more than one Vice Chairman is present and able to preside the Vice Chairman who shall have held such office for the longest period of time shall preside; if neither the Chief Executive Officer nor the Chairman nor a Vice Chairman is present and able to preside, then the President shall preside; if none of the above is present and able to preside, then a person shall be elected at the meeting to preside over same. The Secretary of the Company, if present, shall act as secretary of such meetings or, if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the person presiding over the meeting.



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         The order of business shall be as follows:

         (a)  Calling of meeting to order

         (b) Election of chairman and the appointment of a secretary, if necessary

         (c) Presentation of proof of the due calling of the meeting

         (d) Presentation and examination of proxies

         (e) Settlement of the minutes of the previous meeting

         (f) Reports of officers and committees

         (g) The election of directors, if an annual meeting, or a meeting called for that purpose

         (h) Unfinished business

         (i) New business

         (j) Adjournment.

       Section 9. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors shall have been appointed, in which event such inspectors shall perform such duties and decide such questions with respect to the matter for which they have been appointed.

       Section 10. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors, or (b) by any stockholder of the Company of record at the time of giving of the notice provided for in this Section, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be addressed to the attention of the Secretary and delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is



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advanced more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The stockholder's notice shall set forth (i) the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal or nomination is made; (ii) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the Company which are owned by the stockholder and the number of shares which are beneficially owned by the beneficial owner, if any; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons or to propose the business specified in the notice; and (iv) as to each person the stockholder proposes to nominate for election or re-election as a director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors, and a description of any arrangements or understandings between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made, and the written consent of each such nominee to being named in the proxy statement as a nominee and to serve as a director if elected; or, as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the stockholder in such business. The chairman of the meeting may refuse to permit any business to be brought before an annual meeting by a stockholder not in compliance with the provisions of this Section. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and



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the rules and regulations thereunder, and with all other applicable laws, rules and regulations, with respect to the matters set forth in this Section.

                                   ARTICLE II
                                    Directors

         Section 1. The business and affairs of the Company shall be managed by its Board of Directors in accordance with the provisions of the Articles of Incorporation. The number of Directors shall be as provided in the Articles of Incorporation.

         Section 2. Meetings of the Board of Directors may be called by the Chairman or by the Chief Executive Officer or by a majority of the directors by giving notice to each director.

         Section 3. Meetings of the Board of Directors shall be presided over by the Chairman, or if the Chairman so requests or is absent or unable to preside, by the Chief Executive Officer; if neither the Chairman nor the Chief Executive Officer is present and able to preside, then by a Vice Chairman; if more than one Vice Chairman is present and able to preside, the Vice Chairman who shall have held such office for the longest period of time shall preside; if neither the Chairman nor the Chief Executive Officer nor a Vice Chairman is present and able to preside, then the President shall preside; if none of the above is present and able to preside, then one of the Directors shall be elected at the meeting to preside over same.

         Section 4. Whether or not a quorum is present at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time as they may determine. Notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any business may be transacted at the adjourned meeting which might have been transacted at the original meeting.

         Section 5. Any committee of the Board of Directors shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company to the extent provided in the resolution by which such committee is designated,






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except that no such committee shall have authority to alter or amend the
By-Laws, or to fill vacancies in either the Board of Directors or its own membership. In the absence or disqualification of any member of such a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each such committee shall meet at stated times or on notice to all by any of its own number. It shall fix its own rules of procedure. A majority shall constitute a quorum and the affirmative vote of a majority of those present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep minutes of its proceedings.

         Section 6. Directors shall receive as compensation for their services an amount in addition to actual expenses incident to the attending of meetings to be fixed by resolution of the Board of Directors. Nothing in this section shall be construed to preclude a Director from serving the Company in any other capacity and receiving compensation therefore.

         Section 7. Beginning with the Company's 2001 annual meeting of the stockholders, no person shall be nominated to stand for election or re-election to the Company's Board of Directors if such person will have attained the age of 70 prior to the date of election or re-election. Any Director elected or re-elected at or after the Company's 2001 annual meeting of stockholders who attains the age 70 during a term to which he or she was elected or re-elected shall continue to serve as a Director until the first annual meeting of the stockholders immediately following his or her attainment of the age of 70, at which time said Director shall be deemed to have resigned and retired from the Board of Directors.

         Section 8. A Director of this Corporation who is, under Section 411(a) of the Employee Retirement Income Security Act of 1974 of the United States of America, under a disability to serve as a fiduciary of an employee benefit plan, as that term is defined in Section 3(3) of said Act shall not serve as a fiduciary of any such employee benefit plan with respect to which the Company or any of its subsidiaries is an employer as defined in Section



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3(5) of said Act; and, during the period of such disability, such Director shall be precluded from acting in any manner with respect to any such plan. Any Director who is disabled from serving as a fiduciary of an employee benefit plan under Section 411(a) of said Act shall be requested to consent, in writing, to the applicability of this By-Law to him.

                                   ARTICLE III
                                    Officers

         Section 1. The officers of this Company shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders or from time to time and shall hold office until their successors are elected and qualify, or until their earlier death, resignation or removal. Such officers shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, one or more Vice Chairmen of the Board of Directors, a President, one or more Vice Presidents, a Secretary, a Treasurer and one or more Controllers. In these By-Laws, the Chairman of the Board of Directors is sometimes referred to as "Chairman", and the Vice Chairman or Vice Chairmen of the Board of Directors are sometimes referred to as "Vice Chairman" or "Vice Chairmen", respectively. The Board of Directors may in addition elect at such meeting or from time to time one or more Assistant Secretaries and one or more Assistant Treasurers and one or more Assistant Controllers. Any number of offices may be held by the same person.

         Section 2. The officers shall have such powers and duties as may be provided in these By-Laws and as may be conferred upon or assigned to them by the Board of Directors from time to time.

         Section 3. The Chairman shall preside over meetings of the Board of Directors, as stated elsewhere in these By-Laws.

         Section 4. The Chief Executive Officer shall preside over meetings of the shareholders, as stated elsewhere in these By-Laws; subject to the direction of the Board of Directors, he shall have and exercise direct charge of and general supervision over all business and affairs of the Company and shall perform all duties incident to the office of the




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Chief Executive Officer of a corporation, and such other duties as may be assigned to him by the Board of Directors.

         Section 5. Each Vice Chairman of the Board of Directors shall have and exercise such powers and perform such duties as may be conferred upon or assigned to him by the Board of Directors or by the Chief Executive Officer.

         Section 6. The President shall be the Chief Operating Officer of the Company and shall have and exercise such powers and perform such duties as may be conferred upon or assigned to him by the Board of Directors or by the Chief Executive Officer.

         Section 7. Each Vice President shall have and exercise such powers and perform such duties as may be conferred upon or assigned to him by the Board of Directors or by the Chief Executive Officer.

         Section 8. Each Controller shall have and exercise such powers and perform such duties as may be conferred upon or assigned to him by the Board of Directors or by the Chief Executive Officer.

         Section 9. The Secretary shall give proper notice of meetings of stockholders and directors, shall be custodian of the book in which the minutes of such meetings are kept, and shall perform such other duties as shall be assigned to him by the Board of Directors or by the Chief Executive Officer.

         Section 10. The Treasurer shall keep or cause to be kept accounts of all monies of the company received or disbursed, shall deposit or cause to be deposited all monies and other valuables in the name of and to the credit of the Company in such banks and depositories as the Board of Directors shall designate, and shall perform such other duties as shall be assigned to him by the Board of Directors or by the Chief Executive Officer. All checks or other instruments for the payment of money shall be signed in such a manner as the Board of Directors may from time to time determine.

         Section 11. Any officers of the Company may be removed, with or without cause, by resolution adopted by the Board of Directors at a meeting called for that purpose.


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                                   ARTICLE IV
                                      Seals

         The corporate seal of this Company shall be a circular seal with the name of the Company around the border and the word "SEAL" in the center.

                                    ARTICLE V

         Any of these By-Laws may be amended, altered or repealed and additional By-Laws may be adopted by the Board of Directors by the affirmative vote of a majority of the whole Board cast at a meeting duly held, except that the vote of two-thirds of the outstanding shares of the Company entitled to vote shall be required to amend, alter or repeal Section 1 or Section 8 of Article II or this
Article V (as it applies to said Section 1 and 8 of Article II) of these By-Laws.

                                   ARTICLE VI
                                 Indemnification

         Section 1. Each person (and the heirs, executors and administrators of such person) who is or was a director or officer of the Company shall in accordance with Section 2 of this Article VI be indemnified by the Company against any and all liability and reasonable expense that may be paid or incurred by him in connection with or resulting from any actual or threatened claim, action, suit or proceeding (whether brought by or in the right of the Company or otherwise), civil, criminal, administrative or investigative, or in connection with an appeal relating thereto, in which he may become involved, as a party or otherwise, by reason of his being or having been a director or officer of the Company or, if he shall be serving or shall have served in such capacity at the request of the Company, a director, officer, employee or agent of another corporation or any partnership, joint venture, trust or other entity whether or not he continues to be such at the time such liability or expense shall have been paid or incurred, provided such person acted, in good faith, in a manner he reasonably believed to be in or not opposed to the best interest of the Company and in addition, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. As used in this
ARTICLE VI, the terms, "liability" and "expense" shall




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include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, such director or officer. The termination of any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, or investigative, by judgment, settlement (whether with or without court approval), conviction or upon a plea of guilty or nolo contendere, or its equivalent, shall not create a presumption that such director or officer did not meet the standards of conduct set forth in this Section 1.

         Section 2. Every such director and officer shall be entitled to indemnification under Section 1 of this ARTICLE VI with respect to any claim, action, suit or proceeding of the character described in such Section 1 in which he may become in any way involved as set forth in such Section 1, if (i) he has been wholly successful on the merits or otherwise in respect thereof, or (ii) the Board of Directors acting by a majority vote of a quorum consisting of directors who are not parties to (or who have been wholly successful with respect to) such claim, action, suit or proceeding, finds that such director or officer has met the standards of conduct set forth in such Section 1 with respect thereto, or (iii) a court determines that he has met such standards with respect thereto, or (iv) independent legal counsel (who may be the regular counsel of the Company) deliver to the Company their written advice that, in their opinion, he has met such standards with respect thereto.

         Section 3. If and whenever any person who is or becomes, on or after March 1, 2002, a director or officer of the Company, has become or been threatened to become, as of that date or at any time thereafter, a party to any actual or threatened claim, action, suit or proceeding of any kind that might give right to that person to indemnification under Section 1 of this Article VI (each, a "Matter"), the Company will advance all expenses reasonably incurred by or on behalf of that person in connection with that Matter, provided that that person shall have delivered an undertaking by or on behalf of that person to repay to the Company any expenses so advanced if it is ultimately determined that that person is not entitled to be indemnified by the Company under that
Section 1 in respect of those





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expenses. The Company will accept any such undertaking of any such person without regard to the financial ability of such person to make such payment. Notwithstanding the foregoing, this Section 3 will not require the Company to advance expenses with respect to any Matter initiated by or on behalf of any such person against the Company or any of its subsidiaries, whether as an initial action or by counter or similar claim, without the prior approval of the Board of Directors. The provisions of this Section 3 shall inure to the benefit of the heirs, executors and administrators of any person entitled to the benefits of this Section 3. No amendment to this Section 3, directly or by amendment to any other provision of these By-laws, shall have any retroactive effect with respect to any Matter arising from or based on any act or omission to act by any person which occurs prior to the effectiveness of that amendment.

     Section 4. The rights of indemnification under this ARTICLE VI shall be in addition to any rights to which any such director or officer or any other person may otherwise be entitled by contract or as a matter of law.




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